Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris A. Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces Second Quarter 2012

Financial Results

LAKE FOREST, California – August 13, 2012 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended June 30, 2012.

2012 Second Quarter Highlights

Net revenues in the three months ended June 30, 2012 were $607.7 million, compared to $576.3 million in the three months ended June 30, 2011, an increase of $31.4 million or 5.4%. Revenue for the three months ended June 30, 2012 increased primarily due to increased volume in the home infusion therapy segment and the home respiratory and home medical equipment segment.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended June 30, 2012 was $62.4 million.

Net loss for the three months ended June 30, 2012 was $12.7 million.

EBITDA for the three months ended June 30, 2012 was $50.2 million.

2012 First Six Months Highlights

Net revenues in the six months ended June 30, 2012 were $1,203.4 million, compared to $1,113.1 million in the six months ended June 30, 2011, an increase of $90.3 million or 8.1%. Revenue for the six months ended June 30, 2012 increased primarily due to increased volume in the home infusion therapy segment and the home respiratory therapy and home medical equipment segment, as well as the acquisition of Praxair assets in March 2011.

Adjusted EBITDA before projected cost savings and synergies1 for the six months ended June 30, 2012 was $121.1 million.

Net loss for the six months ended June 30, 2012 was $32.3 million.

EBITDA for the six months ended June 30, 2012 was $93.7 million.

[1]

This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.9x at June 30, 2012.

Conference Call

As previously announced, Apria will hold a conference call to discuss its second quarter 2012 results on August 13, 2012 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 866-900-5939 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available one hour after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 15226723. The replay will be available until August 24, 2012.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 540 locations in the United States. With $2.3 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,239	$29,096
Accounts receivable, less allowance for doubtful accounts of $54,154 and $53,934 at June 30, 2012 and December 31, 2011, respectively	363,350	337,212
Inventories	69,424	57,683
Deferred income taxes	—	168
Deferred expenses	3,551	3,681
Prepaid expenses and other current assets	14,716	23,927

TOTAL CURRENT ASSETS	475,280	451,767
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $178,579 and $176,526 at June 30, 2012 and December 31, 2011, respectively	181,442	166,769
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	80,294	83,768
GOODWILL	258,725	258,725
INTANGIBLE ASSETS, NET	484,343	485,366
DEFERRED DEBT ISSUANCE COSTS, NET	37,611	44,636
OTHER ASSETS	12,820	11,513

TOTAL ASSETS	$1,530,515	$1,502,544

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$138,475	$135,572
Accrued payroll and related taxes and benefits	61,390	69,217
Deferred income taxes	1,082	—
Other accrued liabilities	69,362	66,694
Deferred revenue	28,589	28,649
Current portion of long-term debt	69,277	10,301

TOTAL CURRENT LIABILITIES	368,175	310,433
LONG-TERM DEBT, net of current portion	1,017,606	1,017,755
DEFERRED INCOME TAXES	199,251	200,225
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	51,692	49,480

TOTAL LIABILITIES	1,636,724	1,577,893
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at June 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	692,353	690,870
Accumulated deficit	(798,562)	(766,219)

TOTAL STOCKHOLDERS’ DEFICIT	(106,209)	(75,349)

	$1,530,515	$1,502,544

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Net revenues:
Fee for service arrangements	$561,447	$534,229	$1,113,063	$1,029,913
Capitation	46,225	42,119	90,322	83,178

TOTAL NET REVENUES	607,672	576,348	1,203,385	1,113,091

Costs and expenses:
Cost of net revenues:
Product and supply costs	214,136	190,882	421,548	368,322
Patient service equipment depreciation	20,386	24,077	41,082	45,882
Home respiratory therapy services	7,018	6,130	14,307	12,103
Nursing services	10,709	10,596	21,932	20,527
Other	3,948	3,747	8,994	6,474

TOTAL COST OF NET REVENUES	256,197	235,432	507,863	453,308
Provision for doubtful accounts	20,790	16,578	32,648	36,842
Selling, distribution and administrative	308,837	303,070	626,259	599,698
Amortization of intangible assets	483	1,121	1,144	2,198

TOTAL COSTS AND EXPENSES	586,307	556,201	1,167,914	1,092,046

OPERATING INCOME	21,365	20,147	35,471	21,045
Interest expense	33,878	33,026	67,395	65,930
Interest income and other	(69)	(39)	(771)	(290)

LOSS BEFORE TAXES	(12,444)	(12,840)	(31,153)	(44,595)
Income tax (benefit) expense	292	(3,403)	1,190	(14,134)

NET LOSS	$(12,736)	$(9,437)	$(32,343)	$(30,461)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2012	2011
	(in thousands)
OPERATING ACTIVITIES
Net loss	$(32,343)	$(30,461)
Items included in net loss not requiring cash:
Provision for doubtful accounts	32,648	36,842
Depreciation	57,082	63,625
Amortization of intangible assets	1,144	2,198
Amortization of deferred debt issuance costs	7,025	5,928
Deferred income taxes	275	(15,903)
Profit interest compensation	1,565	1,583
Loss on disposition of assets and other	10,810	8,202
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(58,787)	(83,027)
Inventories	(11,740)	8,324
Prepaid expenses and other assets	7,903	(3,134)
Accounts payable, exclusive of book-cash overdraft	8,772	19,692
Accrued payroll and related taxes and benefits	(7,826)	(1,621)
Income taxes payable	429	396
Deferred revenue, net of related expenses	70	2,895
Accrued expenses	4,450	3,067

NET CASH PROVIDED BY OPERATING ACTIVITIES	21,477	18,606

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(85,113)	(76,415)
Proceeds from disposition of assets	155	153
Cash paid for acquisitions	(121)	(22,538)

NET CASH USED IN INVESTING ACTIVITIES	(85,079)	(98,800)

FINANCING ACTIVITIES
Proceeds from ABL Facility	209,000	—
Payments on ABL Facility	(150,000)	—
Payments on other long-term debt	(173)	(799)
Cash paid on profit interest units	(82)	(1,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	58,745	(1,799)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,857)	(81,993)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,096	109,137

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,239	$27,144

Apria Healthcare Group Inc.

2nd Quarter 2012 Financial Summary

	Three Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012	2011
Net Revenue	$607.7	$576.3	$31.4	5.4%
Gross Profit	351.5	340.9	10.6	3.1%
% Margin	57.8%	59.2%
Provision for Doubtful Accounts	20.8	16.6	(4.2)	(25.3)%
% of Net Revenue	3.4%	2.9%
Selling, Distribution and Administrative	308.8	303.1	(5.7)	(1.9)%
% of Net Revenue	50.8%	52.6%
Net Loss	(12.7)	(9.4)	(3.3)	(35.1)%
EBITDA	50.2	53.8	(3.6)	(6.7)%
Adjusted EBITDA Before Projected Cost Savings and Synergies	62.4	70.1	(7.7)	(11.0)%
% of Net Revenue	10.3%	12.2%

	Six Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012	2011
Net Revenue	$1,203.4	$1,113.1	$90.3	8.1%
Gross Profit	695.5	659.8	35.7	5.4%
% Margin	57.8%	59.3%
Provision for Doubtful Accounts	32.6	36.8	4.2	11.4%
% of Net Revenue	2.7%	3.3%
Selling, Distribution and Administrative	626.3	599.7	(26.6)	(4.4)%
% of Net Revenue	52.0%	53.9%
Net Loss	(32.3)	(30.5)	(1.8)	(5.9)%
EBITDA	93.7	86.7	7.0	8.1%
Adjusted EBITDA Before Projected Cost Savings and Synergies	121.1	122.2	(1.1)	(0.9)%
% of Net Revenue	10.1%	11.0%

Segment Revenue Performance

($ in millions)	Three Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2012	2011
Home Respiratory Therapy and Home Medical Equipment	$301.5	$292.6	$8.9	3.0%
Home Infusion Therapy	306.2	283.7	22.5	7.9%

Total Net Revenue	$607.7	$576.3	$31.4	5.4%

($ in millions)	Six Months Ended June 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2012	2011
Home Respiratory Therapy and Home Medical Equipment	$603.4	$568.7	$34.7	6.1%
Home Infusion Therapy	600.0	544.4	55.6	10.2%

Total Net Revenue	$1,203.4	$1,113.1	$90.3	8.1%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of June 30, 2012:

($ in millions)	June 30, 2012
Cash and Cash Equivalents	$24.2
Debt
Asset Based Revolving Credit Facility	69.0
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	0.4

Total Debt	$1,086.9
Shareholders’ Deficit	(106.2)

Total Capitalization	$980.7

Net Leverage Ratio Calculations
Net Debt[1]	$1,062.7
Adjusted EBITDA[2]	$275.4
Net Leverage Ratio[3]	3.9x

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended June 30, 2012.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies is 4.0x.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended June 30,		Six Months Ended June 30,		LTM June 30,
(in millions)	2012	2011	2012	2011	2012
Net Loss	$(12.7)	$(9.4)	$(32.3)	$(30.5)	$(749.2)
Interest expense, net	33.8	33.0	66.6	65.5	133.1
Income tax (benefit) expense	0.3	(3.4)	1.2	(14.1)	40.0
Depreciation and amortization	28.8	33.6	58.2	65.8	126.0

EBITDA	50.2	53.8	93.7	86.7	(450.1)
Non-cash impairment of goodwill, intangible and long-lived assets	—	—	—	—	657.9
Non-cash items	6.0	5.3	12.4	9.8	24.8
Costs incurred related to Initiatives and non-recurring items	4.4	9.2	11.5	22.2	28.6
Other adjustments	1.8	1.8	3.5	3.5	7.0

Adjusted EBITDA Before Projected Cost Savings and Synergies	$62.4	$70.1	$121.1	$122.2	268.2

Projected cost savings and synergies					7.2

Adjusted EBITDA					$275.4

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Net Loss	$(12.7)	$(32.3)
Non-cash items	59.4	110.5
Change in operating assets and liabilities	(54.6)	(56.7)

Net cash provided by operating activities	(7.9)	21.5
Less: Purchases of patient service equipment and property, equipment and improvements	(40.3)	(85.1)

Free Cash Flow	$(48.2)	$(63.6)